UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 13, 2023

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CLXT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 13, 2023, Calyxt, Inc., a Delaware corporation (“Calyxt”), and Calypso Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of Calyxt (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement,” and the transactions contemplated thereby, the “Transactions”) with Cibus Global LLC, a Delaware limited liability company (“Cibus”); New Ventures I Holdings, LLC, a Delaware limited liability company (“Blocker 1”); BCGF CB Holdings LLC, a Delaware limited liability company (“Blocker 2”); BCGFCP CB HOLDINGS LLC, a Delaware limited liability company (“Blocker 3”); BCGFK CB Holdings LLC, a Delaware limited liability company (“Blocker 4”); FSBCGF CB Holdings LLC, a Delaware limited liability company (“Blocker 5”); PYLBCG CB Holdings LLC, a Delaware limited liability company (“Blocker 6”); FSGRWCO CB Holdings LLC, a Delaware limited liability company (“Blocker 7”); GROWTHCO CB Holdings LLC, a Delaware limited liability company (“Blocker 8”); GRTHCOCP CB Holdings LLC, a Delaware limited liability company (“Blocker 9”); and GRWTHCOK CB Holdings LLC, a Delaware limited liability company (“Blocker 10”; and, collectively with Blocker 1, Blocker 2, Blocker 3, Blocker 4, Blocker 5, Blocker 6, Blocker 7, Blocker 8 and Blocker 9, the “Blockers”).

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein (including receipt of Calyxt stockholder approval and Cibus member approval), on the date (the “Closing Date”) of the closing of the Transactions (the “Closing”): (a) each of the Blockers will merge with and into Calyxt (each a “Blocker Merger,” and collectively the “Blocker Mergers”), in each case with the Blockers ceasing to exist and Calyxt surviving each such Blocker Merger (the resulting company, the “Resulting Public Company”), (b) at the effective time of the Blocker Merger with Blocker 1 (the “First Blocker Merger Effective Time”), Calyxt’s amended and restated bylaws will be amended and restated in a manner to be mutually agreed by Calyxt and Cibus (as amended and restated, the “Amended Bylaws”) and Calyxt’s amended and restated certificate of incorporation will be amended and restated in a manner to be mutually agreed by Calyxt and Cibus (as amended and restated, the “Amended Certificate of Incorporation”), (c) following the Blocker Mergers, Merger Subsidiary will merge with and into Cibus (the “Cibus Merger” and, collectively with the Blocker Mergers, the “Mergers”), with Cibus as the surviving company and Merger Subsidiary ceasing to exist. As consideration for the Mergers, the equity holders of the Blockers and the equity holders of Cibus will receive the Merger Consideration (as defined below). In connection with the Mergers, the Resulting Public Company will contribute all of its assets and liabilities to Cibus, as a contribution to the capital of Cibus, in exchange for newly issued membership units of Cibus under Cibus’s Amended Operating Agreement (as defined below) (“Cibus Common Units”), pursuant to a contribution agreement in a form to be agreed by Calyxt and Cibus.

The Closing is subject to the approval of Calyxt’s stockholders, the approval of Cibus’s members, the receipt of required regulatory approvals (to the extent applicable) and satisfaction of other customary closing conditions, as more particularly described below and in the Merger Agreement. The Closing is currently expected to occur in the second quarter of 2023.

Merger Consideration

The Amended Certificate of Incorporation, once adopted at the First Blocker Merger Effective Time, will create two classes of Resulting Public Company common stock: (i) Class A Common Stock, par value $0.0001 (the “Class A Common Stock”), which shares will have full voting and economic rights and (ii) Class B Common Stock, par value $0.0001 (the “Class B Common Stock”), which shares will have full voting, but no economic rights. Upon adoption of the Amended Certificate of Incorporation, each share of Calyxt common stock existing and outstanding immediately prior to the First Blocker Merger Effective Time shall automatically convert to a share of Class A Common Stock at the First Blocker Merger Effective Time without any further action by any current holders of Calyxt common stock (the “Redesignation”).

At the applicable effective time of each Blocker Merger, the limited liability company interests of the applicable Blocker will be cancelled and converted into the right to receive shares of Class A Common Stock corresponding to that Blocker Merger (the “Blocker Merger Consideration”), in each case, as set forth in the allocation schedule attached to the Merger Agreement (as such allocation schedule shall be amended and revised from time to time prior to the Closing, the “Allocation Schedule”).

At the effective time of the Cibus Merger, all of the issued and outstanding membership units of Cibus, and all warrants or options to purchase membership units of Cibus, will be cancelled and converted into the right to receive the following, as described in further detail in the Merger Agreement (the “Cibus Merger Consideration” and together with the Blocker Merger Consideration, collectively, the “Merger Consideration”):

•

any pre-Closing holder (excluding the Blockers, but including any investor who has delivered an irrevocable commitment as of the date of the Merger Agreement to purchase Cibus membership units prior to Closing) of Cibus membership units (other than profits interest units of Cibus) (collectively, the “Top 99 Holders”) shall have the option to elect, on a per unit basis, to receive Merger Consideration in the form of either (a) the number of shares of Class A Common Stock set forth on the Allocation Schedule in exchange for all such holder’s Cibus membership units covered by such election or (b) a number of shares of Class B Common Stock, with an equal number of non-voting Cibus Common Units set forth on the Allocation Schedule (a non-voting Cibus Common Unit and a share of Public Company Class B Common Stock, collectively, an “Up-C Unit”), provided, that such holder will not be entitled to exchange more than 95% of such holder’s existing Cibus membership units for Up-C Units and the remainder of such holder’s Cibus membership units will be exchanged for shares of Class A Common Stock (all Top 99 Holders who elect to receive Up-C Units will be referred to as “Electing Members”);

•

all pre-Closing holders of Cibus membership units (excluding Blockers) other than Top 99 Holders shall receive the number of shares of Class A Common Stock set forth on the Allocation Schedule in exchange for their Cibus membership units (other than profits interest units of Cibus);

•

all pre-Closing warrants to purchase Cibus membership units shall automatically be exchanged for the right to receive the number of shares of Class A Common Stock set forth on the Allocation Schedule; and

•

all pre-Closing profits interest units of Cibus will, (a) to the extent not a “restricted unit” (under the award agreements and governing documents applicable to such profits interest unit), be automatically cancelled and converted into the right to receive the number of shares of Class A Common Stock set forth on the Allocation Schedule and (b) to the extent a “restricted unit” (or unvested unit), be automatically cancelled and converted into the right to receive the number of restricted shares of Class A Common Stock pursuant to a Resulting Public Company stock plan, as set forth on the Allocation Schedule and subject to the same vesting schedule as was applicable to such profits interest unit prior to Closing.

As set forth in further detail on the Allocation Schedule:

•

Each issued and outstanding Cibus membership unit immediately prior to the Closing will, effective as of the Closing, be converted into the right to receive, subject to the election of such holder (to the extent a Top 99 Holder), 3.17046 shares of either (i) Public Company Class A Common Stock or (ii) Public Company Class B Common Stock (along with a corresponding number of Cibus Common Units).

•

Each issued and outstanding Cibus profits interest unit as of immediately prior to the Closing will, effective as of the Closing, be converted into the right to receive a number of shares of Public Company Class A Common Stock. The number of shares of Public Company Class A Common Stock to be issued in consideration for Cibus profits interest units was calculated based on a Black Scholes valuation of such Cibus profits interest units, with the exercise price input used in such Black Scholes valuation being a present value calculation of the applicable threshold value associated with the underlying Cibus profits interest unit. The conversion factor for each Cibus profits interest unit will be determined by dividing the Black Scholes valuation by $2.00 (the price at which Cibus most recently sold Cibus Series F Preferred Units prior to the date of the Merger Agreement).

•

Each issued and outstanding warrant to purchase Cibus membership units immediately prior to the Closing will, effective as of the Closing, be exchanged for the right to receive a number of shares of Public Company Class A Common Stock. The number of shares of Public Company Class A Common Stock to be issued in consideration of such warrants will be calculated based on a Black Scholes valuation of such warrant. The conversion factor for each such warrant will be determined by dividing the Black Scholes valuation by $2.00 (the price at which Cibus most recently sold Cibus Series F Preferred Units prior to the date of the Merger Agreement).

Immediately following the Cibus Merger, (i) each pre-Closing Cibus membership unit and pre-Closing warrant to purchase Cibus membership units, in each case, held by Resulting Public Company as a result of the Blocker Mergers will be converted or exchanged for a number of Cibus Common Units set forth in the Allocation Schedule, (ii) each pre-Closing warrant to purchase Cibus membership units held by Resulting Public Company as a result of the warrant exchanges described above will be converted or exchanged for a number of Cibus Common Units set forth in the Allocation Schedule, and (iii) Cibus will issue a number of Cibus Common Units to Resulting Public Company in an amount equal to the sum of (A) the number of shares of Class A Common Stock issued to former Cibus equity holders as Cibus Merger Consideration and (B) the number of shares of Class A Common Stock resulting from the Redesignation.

Following the Closing and the issuance of the Merger Consideration and the issuance of Cibus Common Units discussed above, the combined company will be organized in an “Up-C” structure, and Resulting Public Company’s only material assets will consist of Cibus Common Units. Upon the Closing, pre-Closing Calyxt stockholders are expected to own approximately 5.0% of issued and outstanding common stock of Resulting Public Company, on a fully-diluted, as converted basis, and pre-Closing holders of Cibus membership units and warrants are expected to own approximately 95.0% of the issued and outstanding common stock of Resulting Public Company, on a fully-diluted, as converted basis, in each case, subject to dilution in connection with any additional equity issued by Cibus in connection with a contemplated equity financing between signing the Merger Agreement and Closing and certain employee option grants which Calyxt is authorized to issue between sign and close.

Immediately following the Closing, all of the issued and outstanding Cibus Common Units will be held by Resulting Public Company and the Electing Members (through their ownership of Up-C Units), with the exact ownership interest held by Resulting Public Company and the Electing Members being subject to the elections to be submitted by Top 99 Holders prior to the Closing. At the Closing, Resulting Public Company and the Electing Members will enter into an Exchange Agreement (as defined below), a Tax Receivable Agreement (as defined below) and Cibus’s third amended and restated limited liability company agreement (the “Cibus Amended Operating Agreement”), while Resulting Public Company and the Electing Members will enter into a Registration Rights Agreement (as defined below). The Up-C Units will generally be exchangeable for shares of Class A Common Stock on a one-for-one basis pursuant to the terms of the Exchange Agreement, subject to certain procedures and restrictions to be set forth therein.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of the parties thereto, as more particularly set forth in the Merger Agreement. Additionally, the Merger Agreement contains customary pre-Closing covenants of the parties, including (i) the obligation of Calyxt, Cibus and their respective subsidiaries to conduct their respective business in the ordinary course and to refrain from taking certain specified actions, subject to certain exceptions, without the prior written consent of certain counterparties to the Merger Agreement and (ii) certain restrictions on Calyxt’s and Cibus’s ability to solicit alternative acquisition proposals from third parties, provide information to third parties and to engage in discussions with third parties, in each case, in connection with alternative acquisition proposals or inquiries, subject to certain exceptions (the “No-Shop Provision”).

Interim Funding

Beginning at the earlier of March 15, 2023 and the date Calyxt’s unrestricted cash balance first drops below $1,500,000, Calyxt can request, and Cibus has agreed to provide, an unsecured, interest-free revolving line of credit of up to $3,000,000 in cash, which amount may be increased to $4,000,000 if Cibus elects to extend the Outside Date (as defined below) to June 30, 2023 (the “Interim Funding”). Funds can be drawn by Calyxt in $500,000 increments and may only be used to fund operating expenses incurred in the ordinary course of business consistent with past practice and consistent with the negative covenants in the Merger Agreement. The full outstanding balance of the Interim Funding will be reduced to zero in connection with the Closing if the Mergers are consummated. The full outstanding balance of the Interim Funding will be forgiven by Cibus if the Merger Agreement is terminated for any reason other than (a) a termination by Cibus resulting from the fraud or willful breach of the Merger Agreement by Calyxt (in which case Calyxt will no longer be permitted to make draws on the line of credit the outstanding balance will become due and payable on the date that is two years from the date funds are first drawn), (b) a termination by Calyxt if it accepts a Superior Offer (in which case Calyxt will no longer be permitted to make draws on the line of credit and the outstanding balance will be due and payable within 30 days after termination) or (c) termination by Cibus in the event Calyxt shall have effected a Public Company Adverse Recommendation Change or Calyxt materially breaches its obligations with respect to soliciting an Acquisition Proposal or Acquisition Inquiry (in which case Calyxt will no longer be permitted to make draws on the line of credit and the outstanding balance will be due and payable within 30 days after termination). The Interim Funding is subject to acceleration in connection with certain bankruptcy events.

Conditions to the Parties’ Obligations to Consummate the Transactions

The consummation of the Mergers is subject to certain closing conditions, including (a) the approval of Calyxt’s stockholders (the “Calyxt Stockholder Approval”) of (i) the Blocker Mergers, (ii) the issuance of the shares of Class A Common Stock and Class B Common Stock to be issued as Merger Consideration pursuant to the Merger Agreement and in accordance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”), (iii) the Amended Certificate of Incorporation and Amended Bylaws and (iv) any other matters necessary or desirable to consummate the Transactions (collectively, the “Calyxt Stockholder Matters”), (b) the receipt of written consents evidencing the approval of the Transactions by the requisite number of pre-Closing holders of Cibus membership units and of the Blockers, (c) the effectiveness of the registration statement on Form S-4 (the “Form S-4”) to be filed by Calyxt with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement, registering the issuance of shares of Class A Common Stock to be issued in the Mergers, (d) the approval by Nasdaq for listing of the shares of Class A Common Stock to be issued as Merger Consideration, (e) the entry into an amendment to the License Agreement, dated July 25, 2017, between Calyxt and Cellectis S.A., (f) the absence of any judgment or law issued by any governmental entity enjoining or otherwise prohibiting the consummation of the Mergers, (g) execution of the Exchange Agreement, the Tax Receivable Agreement, the Cibus Amended Operating Agreement and the Registration Rights Agreement, and (h) other customary conditions specified in the Merger Agreement.

As of the date hereof, Calyxt and Cibus do not anticipate that the Transactions will require a merger control filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), however, if the parties determine prior to Closing that such a filing is required by law, the Closing will be subject to the expiration or termination of the waiting period under the HSR Act and receipt of any other specified merger control consents or clearances.

Pursuant to the terms of the Merger Agreement, each of Calyxt, Cibus and the Blockers are required to use reasonable best efforts to consummate the Mergers, including with respect to satisfaction of the relevant closing conditions. Prior to obtaining the Calyxt Stockholder Approval, Calyxt’s board of directors (the “Calyxt Board”) may, in certain limited circumstances, withhold, amend, qualify, withdraw or modify its recommendation that Calyxt’s stockholders adopt the Merger Agreement in the event of unforeseen changes in circumstances (as further described in the Merger Agreement) or recommend or otherwise declare advisable a Superior Offer (as defined in the Merger Agreement) (a “Calyxt Board Recommendation Change”), subject to complying with notice and other specified conditions, including giving Cibus the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a matching right period. Notwithstanding a Calyxt Board Recommendation Change, unless Cibus or Calyxt terminates the Merger Agreement to consummate a Superior Offer and Calyxt pays Cibus the break fee discussed below, Calyxt will continue to be required to convene the meeting of its stockholders.

Termination Rights

The Merger Agreement may be terminated by either party (a) by mutual written consent, (b) if a governmental entity issues a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Mergers (c) if the Mergers are not consummated by May 15, 2023 (which date may be extended, at the election of Cibus, to June 30, 2023, provided that Cibus also increases the maximum Interim Funding to $4,000,000) (as may be so extended, the “Outside Date”) or (d) if Calyxt has held the meeting of the Calyxt stockholders to approve the Calyxt Stockholder Matters and failed to receive the Calyxt Stockholder Approval, in each case subject to customary carve outs and exceptions.

The Merger Agreement may be terminated by either party if there has been an uncured breach or failure to perform any representation, warranty, covenant or agreement on the part of the other party that would prevent the closing conditions from being satisfied, in each case, subject to customary carve outs and exceptions (an “Uncured Breach Event”).

The Merger Agreement may also be terminated by Cibus if (a) the Calyxt Board effects a Calyxt Board Recommendation Change, or (b) if there is a material breach of Calyxt’s obligations under the No-Shop Provision, in each case subject to customary carve outs and exceptions. If such a termination occurs, Calyxt shall be obligated to pay Cibus a fee equal to $1,000,000 within three business days of such termination.

The Merger Agreement may also be terminated by Calyxt any time prior to the Calyxt Stockholder Meeting (as defined in the Merger Agreement) if (i) Calyxt receives a Superior Offer, (ii) Calyxt complies with its obligations under the Merger Agreement with respect to the Superior Offer, including making a Calyxt Board Recommended Change, and (iii) the Calyxt Board approves the Superior Offer and enters into a definitive agreement with respect thereto. If such termination occurs, Calyxt shall be obligated to pay Cibus a fee equal to $1,000,000 within three business days of such termination.

If the Merger Agreement is terminated (i) by either party after the Outside Date, (ii) by Cibus due to an Uncured Breach Event by Calyxt, or (iii) by either party if Calyxt fails to obtain the Calyxt Stockholder Approval, and, in each case, an Acquisition Proposal (as defined in the Merger Agreement) has been publicly announced or disclosed to Calyxt or the Calyxt Board after the date of the Merger Agreement (but prior to such termination) and Calyxt enters into a definitive agreement with respect to or consummates an Acquisition Proposal within 12 months after the date of such determination, then Calyxt shall be obligated to pay Cibus a fee equal to $1,000,000 within three business days of such termination.

The Merger Agreement may be terminated by Calyxt if (a) Cibus does not deliver written consents from Cibus and the Blockers approving the Merger Agreement and the applicable Mergers prior to 5:00 p.m., New York time, on the date that is 10 business days following the date the Form S-4 is made effective by the SEC or (b) there is a material breach of Cibus’s obligations under the No-Shop Provision. If such a termination occurs, Cibus shall be obligated to pay Calyxt a fee equal to $1,000,000 plus up to $500,000 of Calyxt’s reasonable and documented out-of-pocket transaction expenses.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Calyxt, Cibus, the Blockers or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations, warranties and covenants, and any descriptions thereof, may not be accurate characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Calyxt’s, Cibus’s or any Blockers’, or their respective affiliates’, public disclosures.

Exchange Agreement

At the Closing, Resulting Public Company, Cibus, and the Electing Members will enter into an exchange agreement (the “Exchange Agreement”), in a form to be agreed by Cibus and Calyxt. Pursuant to the Exchange Agreement, the Electing Members shall generally have the right (on the terms and subject to the conditions to be agreed therein) to exchange (each, an “Exchange”) their Up-C Units for shares of Class A Common Stock on a one-for-one basis.

Tax Receivable Agreement

At the Closing, Resulting Public Company, Cibus, and the Electing Members will also enter into a tax receivable agreement (the “Tax Receivable Agreement”), in a form to be agreed by Cibus and Calyxt. Pursuant to the Tax Receivable Agreement, Resulting Public Company will agree to make payments to the Electing Members from time to time with respect to the effect of tax attributes resulting from Exchanges and the Blocker Mergers on the liability for taxes of the Resulting Public Company. The Tax Receivable Agreement shall contain such usual and customary terms including that such payments will be in amounts corresponding to 85% of the deemed tax savings of Resulting Public Company resulting from the Exchanges and the Blocker Mergers.

Registration Rights Agreement

At the Closing, Resulting Public Company and the Electing Members will enter into a registration rights agreement (the “Registration Rights Agreement”), in a form to be agreed by Calyxt and such Electing Members. Pursuant to the Registration Rights Agreement, Resulting Public Company will agree to register for resale under the Securities Act, the shares of Class A Common Stock received by Electing Members who, in the future, elect to Exchange their Up-C Units for shares of Class A Common Stock pursuant to the Exchange Agreement.

Transaction Support Agreements

Calyxt Support Agreements

On January 13, 2023, concurrently with the execution of the Merger Agreement and as a condition to Cibus entering into the Merger Agreement, Cibus entered into Voting Agreements (the “Calyxt Support Agreements”), with certain of Calyxt’s stockholders, directors and officers (the “Supporting Stockholders”) who as of January 13, 2023, collectively and in the aggregate, beneficially hold voting power of approximately 49.8% of Calyxt’s outstanding common stock, par value $0.0001 per share (the “Subject Shares”). Pursuant to the terms of the Calyxt Support Agreements, the Supporting Stockholders have agreed to take certain actions to support the Transactions (including not transferring the Subject Shares during the term of the Calyxt Support Agreement, except under specified circumstances) and voting the Subject Shares in favor of the Merger Agreement and the Transactions and against any alternative acquisition proposals.

Notwithstanding the voting obligations in the Calyxt Support Agreements, if the Calyxt Board effects a Public Company Recommendation Change, then the Calyxt Support Agreements will terminate and Supporting Stockholders will have no obligations in respect of how to vote their respective Subject Shares. The Calyxt Support Agreements also contain customary termination provisions, including termination with respect to a given Supporting Stockholder in the event there is a modification or amendment to the Merger Agreement in a manner that reduces the amount or changes the form of Merger Consideration payable to such Supporting Stockholder or otherwise adversely effects the Supporting Stockholder in any material respect without his, her or its prior written approval.

The foregoing summary of the Calyxt Support Agreements is not complete and is qualified in its entirety by the full text of the form of Calyxt Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cibus Support Agreements

On January 13, 2023, concurrently with the execution of the Merger Agreement and as a condition to Calyxt entering into the Merger Agreement, Calyxt entered into Voting Agreements (the “Cibus Support Agreements”), with certain of Cibus’s equity holders (including the Blockers), directors and officers (the “Cibus Supporting Unitholders”) who as of January 13, 2023, collectively and in the aggregate, hold voting power of approximately 54.3% of the outstanding voting Cibus membership units (the “Subject Units”). Pursuant to the terms of the Cibus Support Agreements, the Cibus Supporting Unitholders have agreed to take certain actions to support the Transactions (including not transferring the Subject Units during the term of the Cibus Support Agreement except under specified circumstances) and voting or acting by written consent with respect to all of its Subject Units in favor of the Mergers and the other Transactions, against any alternative acquisition proposals, to agree to convert all outstanding pre-Closing Cibus preferred units into Cibus voting common units on a one-for-one basis.

The Cibus Support Agreements also contain customary termination provisions, including termination with respect to a given Supporting Stockholder in the event there is a modification or amendment to the Merger Agreement in a manner that reduces the amount or changes the form of Merger Consideration payable to such Supporting Stockholder or otherwise adversely effects the Supporting Stockholder in any material respect without his, her or its prior written approval.

The foregoing summary of the Cibus Support Agreements is not complete and is qualified in its entirety by the full text of the form of Cibus Support Agreement, which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the caption “Interim Funding” is incorporated herein by reference.

The description of the terms and conditions of the Interim Funding does not purport to be complete and is qualified by reference in its entirety by reference to the Terms and Conditions of Interim Funding, a copy of which is attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Calyxt previously adopted the form of the 2021 Executive Severance Plan (the “Executive Severance Plan”) for certain key management employees who agree to participate (the “plan participants”). The Executive Severance Plan provides plan participants with certain severance benefits upon termination of the plan participant’s employee with Calyxt. On January 13, 2023, Calyxt adopted an amendment to the Executive Severance Plan (the “Plan Amendment”). The Plan Amendment amends the time period for payment of Severance Benefits under the Executive Severance Plan in the event of a change of control. Prior to the Plan Amendment, in the event of a change in control, payments were to be made within 60 days of the plan participant’s termination of employment. Under the Plan Amendment, payments are to be in substantially equal installments over the severance coverage period, subject to any portions that are not exempt from Section 409A of the tax code being paid within 60 days of the termination date. For example, if a plan participant is entitled to six months of severance benefit, the payments would be paid over six months.

The foregoing description of the Amendment to the Executive Severance Plan does not purport to be complete and is qualified by reference in its entirety by reference to the Amendment to the Executive Severance Plan, a copy of which is attached to this report as Exhibit 10.4 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 17, 2023, Calyxt and Cibus issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In light of the ongoing discussions with Cibus, Calyxt has focused its current business activities on ensuring it has cash sufficient to achieve a closing of the Transactions. Accordingly, Calyxt has taken additional steps to reduce its operating expenses. Calyxt has focused its operations on: scaling production of its Plant Cell Matrix™ platform with its manufacturing partner, Evologic Technologies GmbH; licensing efforts with respect to its PlantSpring™ technology and plant traits, including the TALEN™ technology; and continuing to progress its current customer projects. Calyxt’s three key customer projects are (1) its research collaboration with a leading global food ingredient manufacturer to develop a soybean trait to serve as an alternative to palm oil, (2) its plant-based chemistry pilot project for a major consumer packaged goods company, and (3) supporting late-stage development activities for Calyxt’s improved digestibility alfalfa trait, which was developed with and licensed to S&W Seed Company.

As a result of this narrowed focus and in light of the available Interim Funding from Cibus in connection with the Transactions, Calyxt now believes it has sufficient cash to fund operations through the end of the second quarter of 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated January 13, 2023, by and among Calyxt, Inc., Calypso Merger Subsidiary, LLC, Cibus Global, LLC and the other parties thereto

10.1*	Form of Calyxt Support Agreement (included as Exhibit A in Exhibit 2.1)

10.2*	Form of Cibus Support Agreement (included as Exhibit B in Exhibit 2.1)

10.3	Terms and Conditions of Interim Funding (included as Exhibit E in Exhibit 2.1)

10.4	Amendment to Calyxt’s 2021 Executive Severance Plan

99.1	Press Release, dated January 17, 2023, jointly issued by Calyxt, Inc. and Cibus Global, LLC

99.2	Social Media Posts posted by Cibus Global, LLC on January 17, 2023

99.3	Social Media Posts posted by Calyxt, Inc. on January 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Certain exhibits and/or schedules (and similar attachments) have been omitted pursuant to the provisions of Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to furnish supplementally to the Securities and Exchange Commission (SEC) upon request by the SEC copies of any of the omitted exhibits and schedules (or similar attachments).

Cautionary Statement Regarding Forward-Looking Statements

The information included in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the transactions, the ability of the parties to the merger agreement to consummate the transactions, the benefits of the transactions, Calyxt’s future financial performance (including its liquidity and capital resources and cash runway), the combined company’s future performance following the transactions, and the potential for global regulatory developments, as well as Calyxt’s, Cibus’s and the combined company’s respective strategies, future operations, financial positions, prospects and plans as well as the objectives of management are forward-looking statements. Words such as “expects,” “continues,” “may,” “will,” “approximately,” “intends,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on the current expectations and assumptions of Cibus’s and Calyxt’s management about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Calyxt and Cibus. These risks include, but are not limited to, (i) the risk that the conditions to the closing of the proposed Transactions are not satisfied, including the failure to obtain stockholder approval of matters related to the proposed Transactions in a timely manner or at all, (ii) uncertainties as to the timing of the consummation of the proposed Transactions, (iii) risks related to Calyxt’s capital resources and the ability of Calyxt and Cibus, respectively, to correctly estimate and manage their respective operating expenses and expenses associated with the proposed Transactions, (iv) risks related to Calyxt’s continued listing on the Nasdaq Capital Market until closing of the proposed Transactions, (v) risks associated with the possible failure to realize certain anticipated benefits of the proposed Transactions, including with respect to future financial and operating results; (vi) uncertainties regarding the impact that any delay in the Closing would have on the anticipated cash resources of the combined company upon Closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (vii) the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (viii) the possible effect of the announcement, pendency or completion of the Merger on Calyxt’s or Cibus’s business relationships, operating results and business generally; (ix) risks related to unexpected costs related to the Merger; (x) the potential for, and uncertainty associated with the outcome of, any legal proceedings that may be instituted against Calyxt or Cibus or any of their respective directors or officers related to the Merger Agreement or the Transactions; (xi) risks associated with the ability of Calyxt and Cibus to protect their respective intellectual property rights; (xii) the potential impact of competitive responses to the proposed Transactions and changes in expected or existing competition; (xiii) the possibility that Calyxt, Cibus or the combined company may be adversely affected by other economic, business, or competitive factors; (xiv) risks associated with the loss of key employees of Calyxt or Cibus; (xv) risks associated with changes in applicable laws or regulations and the potential impact of such changes on Calyxt’s, Cibus’s or the combined company’s ability to advance product development and commercialization; and (xvi) other risks and uncertainties identified from time to time in documents filed or to be filed with the SEC by Calyxt or the combined company, including those discussed in the “Risk Factors” section of Calyxt’s Annual Report on Form 10-K, which was filed with the SEC on March 3, 2022, and Quarterly Reports on Form 10-Q, which were filed with the SEC on August 4, 2022 and November 3, 2022, respectively. Should one or more of the risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. In addition, the forward-looking statements included in this Current Report on Form 8-K represent Calyxt’s and Cibus’s views as of the date hereof. Calyxt and Cibus anticipate that subsequent events and developments will cause the respective company’s views to change. Calyxt and Cibus specifically disclaim any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Calyxt’s or Cibus’s views as of any date subsequent to the date hereof.

Important Additional Information

In connection with the proposed transactions, Calyxt intends to file materials with the SEC, including the Form S-4, which will include a proxy statement of Calyxt for the stockholders of Calyxt and that will serve as a prospectus of Calyxt and an information statement of Cibus, and other documents relating to the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CALYXT, CIBUS AND THE PROPOSED TRANSACTIONS. After the Form S-4 is declared effective, the definitive proxy statement to be included in the Form S-4 will be mailed to Calyxt stockholders as of a record date to be established for voting on the Calyxt Stockholder Matters to be considered at the Calyxt Stockholder Meeting. The Form S-4, the proxy statement/prospectus included therein, and other materials filed by Calyxt with the SEC may be obtained free of charge from the SEC’s website (www.sec.gov) or from Calyxt by directing a request to: Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113.

About Cibus

Cibus is a leading agricultural technology company that uses precision gene editing to breed plants with new genetic traits that make them healthier and better able to thrive in their changing environments. Cibus’s primary focus is productivity traits that improve farming productivity by increasing crop yields and reducing inputs such as fungicides, herbicides, pesticides, and fertilizers.

Participants in the Solicitation

Calyxt, Cibus and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies with respect to the proposed Transactions under the rules of the SEC. Information about the directors and executive officers of Calyxt is set forth in Calyxt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 3, 2022, and its definitive proxy statement for its 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 19, 2022.

Other information regarding persons who may, under the rules of the SEC, be deemed to be participants in the proxy solicitation and a description of their interests in the transaction, by security holdings or otherwise, will be included in the proxy statement/prospectus included in the Form S-4 and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Calyxt or the SEC’s website, as indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Calyxt, Cibus or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made in the United States except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone or internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2023

CALYXT, INC.

By:	/s/ Michael A. Carr
Name:	Michael A. Carr
Title:	President and Chief Executive Officer